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                                                                     Exhibit 8.0
                                                                     -----------

                                August 22, 2002


Bank of Tanglewood, N.A.
500 Chimney Rock Road
Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Bank of Tanglewood, N.A., a national banking association organized under the National Bank Act, as amended ("Tanglewood"), in connection with the merger (the "Merger") of Tanglewood with and into TW Interim National Bank, an interim national banking association organized under the National Bank Act ("Merger Sub") and a wholly-owned subsidiary of BOK Financial Corporation ("BOK Financial"), an Oklahoma corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, pursuant to the terms of the Agreement and Plan of Merger dated as of May 15, 2002 (the "Merger Agreement") by and among Tanglewood, BOK Financial and Merger Sub, each as described in the Merger Agreement. BOK Financial has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 with respect to the shares of common stock of BOK Financial, par value $0.00006 ("BOK Financial Common Stock"), to be issued in connection with the Merger (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). This opinion is delivered in accordance with the terms of the Merger Agreement and the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

In rendering this opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement and such other documents and records as we have deemed necessary and relevant for purposes of this opinion. In addition, we have expressly relied upon certain factual representations made to us by officers of BOK Financial and Tanglewood. If any statements contained in the Merger Agreement are not true and accurate, or if any representations made to us are not true and accurate, then we express no opinion to the extent the subject matter of this opinion is affected thereby. We have assumed the genuineness of all signatures, the authenticity of all

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Bank of Tanglewood, N.A.
August 22, 2002
Page 2

documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Merger Agreement.

This opinion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, pertinent judicial authorities, published pronouncements of the Internal Revenue Service and such other authorities as we have considered necessary and relevant. There can be no assurance that the legal authorities upon which this opinion is based will not be modified, revoked, supplemented, amended, revised, reversed or overruled. We assume no obligation to update or supplement this opinion to reflect changes in such legal authorities.

For purposes of this opinion, we have assumed that shares of common stock of Tanglewood, par value $5.00 per share ("Tanglewood Common Stock"), are held by Tanglewood shareholders as "capital assets" within the meaning of Section 1221 of the Code. This opinion does not address (i) the tax consequences, if any, to those Tanglewood shareholders who acquired Tanglewood Common Stock pursuant to the exercise of compensatory options or warrants or as compensation, (ii) all aspects of federal income taxation that might be relevant to particular holders of Tanglewood Common Stock in light of their personal investment circumstances or (iii) the tax consequences to such holders who are subject to special treatment under the federal income tax laws, such as foreign persons, dealers in securities or foreign currencies, regulated investment companies, life insurance companies, financial institutions, tax-exempt organizations or pass-through entities. In addition, this opinion does not address the federal income tax consequences to those who hold Tanglewood Common Stock as part of a "straddle," "hedge" or "conversion transaction" as defined in the Code.

In rendering these opinions, we have assumed that the transactions contemplated by the Merger Agreement and the Registration Statement will be consummated in accordance with the Merger Agreement.

Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

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Bank of Tanglewood, N.A.
August 22, 2002
Page 3

1. The Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code and Tanglewood, BOK Financial and Merger Sub will each be a party to the reorganization.

2. No gain or loss will be recognized by Tanglewood, BOK Financial and Merger Sub as a result of the Merger.

3. No gain or loss will be recognized by Tanglewood shareholders as a result of the exchange of Tanglewood Common Stock for BOK Financial Common Stock pursuant to the Merger (except for any gain attributable to cash, if any, or benchmark price protection rights received pursuant to the terms of the Merger Agreement).

4. Any gain recognized by a Tanglewood shareholder will constitute a long term capital gain if such Tanglewood shareholder's holding period in the Tanglewood Common Stock exceeds one year at the time of the Merger.

5. The aggregate tax basis of the BOK Financial Common Stock received by Tanglewood shareholders in exchange for their Tanglewood Common Stock will be the same as the aggregate tax basis of the shares of the Tanglewood Common Stock surrendered in exchange therefor, decreased by the amount of the cash, if any, and the fair market value of the benchmark price protection rights received in the Merger, and increased by the amount of gain recognized as a result of the Merger.

6. The holding period of the BOK Financial Common Stock to be received by Tanglewood shareholders in exchange for their Tanglewood Common Stock will include the holding period of the Tanglewood Common Stock surrendered in exchange therefor.

Our opinion is limited to the foregoing federal income tax consequences of the Merger to Tanglewood and Tanglewood shareholders, which are the only matters as to which you have requested our opinion. We have not addressed any other federal income tax consequences of the Merger other than those specifically set forth herein, and we have not considered any matters (including state, local or foreign tax consequences) arising under the laws of any jurisdiction other than matters of federal law arising under the laws of the United States as expressly set forth herein. This opinion is being furnished solely for the benefit of Tanglewood and Tanglewood shareholders in connection with the closing of the Merger and may not be used or relied upon by any other party or for any other purpose. Although this opinion represents our best legal judgment, it has no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be taken by the Internal Revenue Service or a court considering the issues.

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Bank of Tanglewood, N.A.
August 22, 2002
Page 4

We hereby consent to the filing of this opinion with the Commission as Exhibit
8.0 to the Registration Statement and to the references to our firm under the heading "Legal and Tax Matters" in the proxy statement-prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.

                                               Very truly yours,
                                               /s/ Bracewell & Patterson, L.L.P.
                                               Bracewell & Patterson, L.L.P.



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